UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRAEDEN VALLEY MINES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1000	26-3257291
(State or other jurisdiction	(Primary Standard	(IRS Employer
of incorporation or	Industrial Classification	Identification No.)
organization)	Code Number)

318 North Carson Street Suite 208, Carson City, Nevada 89701

(Address including zip code, of registrant’s principal executive offices)

W. Scott Lawler, Esq., Lawler & Associates, 11622 El Camino Real, Suite 100, San Diego, CA 92130

888-675-0888 (phone); 866-506-8877 (fax)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of the Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  []

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer  [  ]                                                                                                                     Accelerated filer  [  ]

Non-accelerated filer  [  ]  (Do not check if a smaller reporting company)                                                                                                                                Smaller reporting company  [X]

SEC 870 (02-08)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar Amount to be registered	Number of Shares to be registered	Proposed maximum offering price per unit	Amount of registration fee
Common stock	$750,000.00	15,000,000	$0.05(1)	$41.85

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1) As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505 of Regulation S-K requirements certain factor(s) must be considered and utilized in determining the offering price.  The offering price of $0.05 per share was determined arbitrarily by the selling shareholder.  The offering price is not based upon the net worth, total asset value, or any other objective measure of value based on accounting measurements of Eaglecrest Resources, Inc. (“we”, “us”, “our” or similar terms).  Should a market develop or occur for our securities, the market price may be far less than the offering price.  If and when our common stock is listed on the Over-the-Counter Bulletin Board the price will be established according to the demand of our common stock and will fluctuate based on the demand for our shares.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

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Subject to Completion, Dated May____, 2009

PROSPECTUS

Braeden Valley Mines, Inc.

15,000,000 Shares of Common Stock

The selling shareholder named in this prospectus is offering a total of 15,000,000 shares of common stock of Braeden Valley Mines, Inc. at a fixed price of $0.05 per share. The shares are being registered to permit the resale of shares owned by the selling shareholder. The number of shares of Braeden Valley Mines Inc. being registered represents 50% of our currently issued and outstanding shares.

We will not receive any of the proceeds from the sale of these shares.  The shares were acquired by the selling shareholder directly from us in a private offering of our common stock that was exempt from registration under the securities laws.  The selling shareholder has arbitrarily set an offering price for these securities of $0.05 per share and an offering period of twelve (12) months from the date of this prospectus.  The offering price is not based upon our net worth, total asset value, or any other objective measure of value based on accounting measurements.  Should a market develop or occur for our securities, the market price may be far less than the offering price.  See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for more information about the selling shareholder.

Our common stock is presently not traded on any market or securities exchange.  It is our intention to seek quotation on the OTC Bulletin Board (“OTCBB”) subsequent to the date of this prospectus. There is no assurance that an application to FINRA for such quotation will be approved. The selling shareholder is an underwriter, within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may be also be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling shareholder, who is an “underwriter” within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act.
__________

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss.  See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.
_________

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Shares Offered by			Proceeds to
Selling		Selling Agent	Selling
Shareholders	Price To Public	Commissions	Shareholders
Per Share	$0.05	Not applicable	$750,000
Minimum Purchase	Not applicable	Not applicable	Not applicable
Total Offering	$0.05	Not applicable	$750,000

Proceeds to the selling shareholder do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $25,000.  Braeden Valley Mines, Inc. will pay these expenses.

This Prospectus is dated May ___, 2009.

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TABLE OF CONTENTS

Page

PART I	7

PROSPECTUS SUMMARY	7

THE OFFERING	7

RISK FACTORS	8

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY	8
RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL	11
RISKS RELATED TO THIS OFFERING AND OUR STOCK	12

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	13

DILUTION	14

PLAN OF DISTRIBUTION	14

USE OF PROCEEDS TO ISSUER	17

BUSINESS OF THE ISSUER	17

GLOSSARY OF MINING TERMS	16
GENERAL OVERVIEW	21
Property Acquisitions Details	21
Land Status, Topography, Location and Access	22
Mining Claims	22
Geology of the Mineral Claims	22
Exploration History and Previous Operations	23
Proposed Work Program	23
Cost Estimates of Exploration Programs	23
COMPLIANCE WITH GOVERNMENT REGULATION	24
EMPLOYEES	24

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	31

RESULTS OF OPERATIONS	32
LIQUIDITY AND CAPITAL RESOURCES	32

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	33

REMUNERATION OF DIRECTORS AND OFFICERS	34

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS	35

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	35

SECURITIES BEING OFFERED	36

TRANSFER AGENT AND REGISTRAR	36

SEC POSITION ON INDEMNIFICATION	36

EXPERTS	36

AVAILABLE INFORMATION	37

REPORTS TO STOCKHOLDERS	37

Page

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PART I

INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

Braeden Valley Mines, Inc.

Braeden Valley Mines, Inc. (“we”, “us”, “our” or the “Company”) was organized under the laws of the State of Nevada on August 11, 2008 to explore mineral properties in North America.

We were formed to engage in the exploration of mineral properties for gold.  We have entered into a lease agreement with the  four (4) unpatented lode mining claims situated in the Northern Tuscarora Mountains of Elko County, Nevada.  We refer to these mining claims as the “New Dawn Property” or “New Dawn”. Pursuant to the lease agreement, we have the right to explore and, if warranted, to develop the New Dawn Property.

We are an exploration stage company and we have not realized any revenues to date.  We do not have sufficient capital to enable us to commence and complete our exploration program.  We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer."  Our auditors have issued a going concern opinion, raising substantial doubt about our financial prospects and our ability to continue as a going concern.

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction.  Securities laws define a “blank check company” as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

Our offices are located at 318 North Carson Street, Suite 208, Carson City, Nevada 89701.

THE OFFERING

Shares outstanding prior to the offering	30,000,000 shares of common stock

Securities offered	15,000,000 shares of common stock

Shares to be outstanding after the offering	30,000,000 shares of common stock

Offering price	$0.05 per share

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholder.

Selling shareholder	One (1)

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RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING US AND OUR BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED.  THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE.  ADDITIONAL RISKS AND UNCERTAINTIES, INCLUDING THOSE THAT WE DO NOT KNOW ABOUT OR THAT WE CURRENTLY DEEM IMMATERIAL, ALSO MAY ADVERSELY AFFECT OUR BUSINESS.  THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THE SECURITIES WE ARE OFFERING THROUGH THIS REGISTRATION STATEMENT ARE SPECULATIVE BY NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.  WE ALSO CAUTION PROSPECTIVE INVESTORS THAT THE FOLLOWING RISK FACTORS, COULD CAUSE OUR ACTUAL FUTURE OPERATING RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS, ORAL OR WRITTEN, MADE BY OR ON BEHALF OF US.  IN ASSESSING THESE RISKS, WE SUGGEST THAT YOU ALSO REFER TO OTHER INFORMATION CONTAINED IN THIS REGISTRATION STATEMENT, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

RISKS RELATED TO US AND OUR INDUSTRY

WE HAVE NEVER EARNED A PROFIT AND THERE IS NO GUARANTEE THAT WE WILL EVER EARN A PROFIT.

From our inception on August 11, 2008 to the period ended on December 31, 2008, we have not generated any revenue.  We do not currently have any revenue producing operations.  We are not currently operating profitably, and it should be anticipated that we will operate at a loss at least until such time when the production stage is achieved, if production is, in fact, ever achieved.

WE WERE RECENTLY FORMED, AND WE HAVE NOT PROVEN THAT WE CAN GENERATE A PROFIT.  IF WE FAIL TO GENERATE INCOME AND ACHIEVE PROFITABILITY, AN INVESTMENT IN OUR SECURITIES MAY BE WORTHLESS.

We have no operating history and have not proved we can operate successfully.  We face all of the risks inherent in a new business.  If we fail, your investment in our common stock will become worthless.  From inception on August 11, 2008 to the period ended on December 31, 2008, we incurred a net loss of $10,291 and did not earn any revenue.  We do not currently have any revenue producing operations.  The purchase of the securities offered hereby must therefore be regarded as the placing of funds at a high risk in a new or "start-up" venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

WE HAVE NO OPERATING HISTORY.  THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN OUR GOLD OR OTHER MINERAL EXPLORATION ACTIVITIES.

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We have no history of operations.  As a result of our brief operating history, there can be no assurance that that we will be successful exploring for gold or other minerals.  Our success to date in entering into ventures to acquire interests in exploration blocks is not indicative that we will be successful in entering into any further ventures.  Any future significant growth in our mineral exploration activities will place additional demands on our Executive Officer, and any increased scope of our operations will present challenges due to our current limited management resources.  Our future performance will depend upon our management and their ability to locate and negotiate additional exploration opportunities in which we can participate.  There can be no assurance that we will be successful in these efforts.  Our inability to locate additional opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a material adverse effect on our results of operations.  There can be no assurance that our operations will be profitable.

THERE IS A HIGH RISK OUR BUSINESS WILL FAIL BECAUSE NONE OF OUR OFFICERS AND  DIRECTORS, HAVE FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF MINERAL EXPLORATION.

None of our Officers or Directors has formal training as a geologist or in the technical aspects of management of a mineral exploration company.  They lack technical training and experience with exploring for, starting, and operating a mine.  With no direct training or experience in these areas, they may not be fully aware of the specific requirements related to working within this industry.  Their decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

WE ARE CONTROLLED BY OUR EXECUTIVE OFFICERS AND DIRECTORS, AND, AS SUCH, YOU MAY HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.

Upon the completion of this offering, our sole officer, Mr. G. Leigh Lyons, and our directors Mr. Lyons, Mr. Braulio Vasquez Davis and Mr. Hilario Vanegas Guiterrez, will beneficially own 50% of our issued and outstanding common stock.  Our officers and directors will therefore  exercise control over all matters requiring shareholder approval, including the possible election of additional directors and approval of significant corporate transactions.  If you purchase shares of our common stock, you may have no effective voice in our management.

WE ARE SOLELY GOVERNED BY MESSRS. LYONS, VASQUEZ AND VANEGAS OUR ONLY EXECUTIVE OFFICERS AND DIRECTORS, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO US FROM A CORPORATE GOVERNANCE PERSPECTIVE.

Leigh Lyons is our only Executive Officer. Mr. Lyons, along with Messrs. B. Alejandro Vasquez and Hilario Vanegas Guiterrez are the only members of our Board of Directors, and will be relied upon to make decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function.  Because we only have one (1) Executive Officer, there may be limited segregation of executive duties, and thus, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us.  In addition, Messrs. Lyons, Vasquez and Vanegas will exercise full control over all matters that require the approval of a Board of Directors.

Messrs. Lyons, Vasquez and Vanegas  will exercise control over all matters requiring shareholder approval including the election of directors and the approval of significant corporate transactions.  We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against the transactions implemented by Messrs. Lyons, Vasquez and Vanegas, conflicts of interest and similar matters.

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We have not adopted corporate governance measures such as an audit or other independent committees as we presently do not have any independent directors.  Shareholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

BECAUSE OUR EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

It is possible that the demands on Mr. Lyons, our sole Executive Officer, from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.  In addition, Mr. Lyons may not possess sufficient time to manage our business if the demands of managing our business increased substantially. Until we commence development of the New Dawn Property, Mr. Lyons will only devote such number of hours to our company as is necessary which is no more then 5-8 hours per week. After that point, if development does occur, Mr. Lyons will be able to commit up to 30 hours per week to our company.

OTHER PUBLIC COMPANIES FOR WHICH OUR EXECUTIVE OFFICER HAS SERVED AS THE SENIOR OFFICER HAVE GONE OUT OF BUSINESS AND THIS COULD BE AN INDICATION OF HIS ABILITIES.

Mr. G. Leigh Lyons is our sole officer and director and serves as an officer and director of other public companies. Some of those companies, Radial Energy Inc. and GoldMountain Exploration Corp., have failed in their operations and business plans and are currently out of business. As a result, these companies are seriously delinquent in meeting their respective periodic reporting obligations to the SEC and their shareholders. There is a risk that Mr. Lyons may not have the ability to implement our business plan and may not be able to avoid the same results as these other public companies.

WE ARE SENSITIVE TO FLUCTUATIONS IN THE PRICE OF GOLD AND OTHER MINERALS, WHICH IS BEYOND OUR CONTROL. THE PRICE OF GOLD AND OTHER MINERALS IS VOLATILE AND PRICE CHANGES ARE BEYOND OUR CONTROL.

The price of gold and other minerals can fluctuate.  The prices of gold and other minerals have been and will continue to be affected by numerous factors beyond our control.  Factors that affect the price of gold and other minerals include the demand from consumers for products that use gold and other minerals, economic conditions, over supply from secondary sources and costs of production.  Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs or the viability of our projects.

MINERAL EXPLORATION AND PROSPECTING IS HIGHLY COMPETITIVE AND SPECULATIVE BUSINESS AND WE MAY NOT BE SUCCESSFUL IN SEEKING AVAILABLE OPPORTUNITIES.

The process of mineral exploration and prospecting is a highly competitive and speculative business.  In seeking available opportunities, we will compete with a number of other companies, including established, multi-national companies that have more experience and resources than us.  We compete with other exploration companies looking for gold and other mineral deposits.  Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire projects of value, which, ultimately, become productive.  However, while we compete with other exploration companies, there is no competition for the exploration or removal of mineral from our claims.

COMPLIANCE WITH ENVIRONMENTAL CONSIDERATIONS AND PERMITTING COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COSTS OR THE VIABILITY OF OUR PROJECTS.  THE HISTORICAL TREND TOWARD STRICTER ENVIRONMENTAL REGULATION MAY CONTINUE, AND, AS SUCH, REPRESENTS AN UNKNOWN FACTOR IN OUR PLANNING PROCESSES.

All mining is regulated by the government agencies.  Compliance with such regulation has a material effect on the economics of our operations and the timing of project development.  Our primary regulatory costs have been related

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to obtaining licenses and permits from government agencies before the commencement of mining activities.  An environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is also a part of the overall operating costs of a mining company.

The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project.  Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

MINING AND EXPLORATION ACTIVITIES ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION.  FUTURE CHANGES IN GOVERNMENTS, REGULATIONS AND POLICIES, COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS FOR A PARTICULAR PERIOD AND OUR LONG-TERM BUSINESS PROSPECTS.

Mining and exploration activities are subject to extensive regulation by government.  Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters.  Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities.  Furthermore, future changes in governments, regulations and policies, could adversely affect our results of operations in a particular period and our long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies.  The duration and success of such approvals are subject to many variables outside our control.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

WE HAVE NOT PAID ANY CASH DIVIDENDS ON OUR SHARES OF COMMON STOCK AND DO NOT ANTICIPATE PAYING ANY SUCH DIVIDENDS IN THE FORESEEABLE FUTURE.

Payment of future dividends, if any, will depend on our earnings and capital requirements, our debt facilities and other factors considered appropriate by our Board of Directors.  To date, we have not paid any cash dividends on our Common Stock and do not anticipate paying any such dividends in the foreseeable future.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan.  We currently do not have any operations and we have no income.  We do not have any arrangements for financing and we may not be able to find such financing if required.  Obtaining additional financing would be subject to a number of factors, including investor acceptance of mineral claims and investor sentiment.  These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS A SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent auditors, on our audited financial statements for the period ended September 31, 2008, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve

[Missing Graphic Reference]future profitable operations from the development of our mineral properties.  If we are not able to continue as a going concern, it is likely investors will lose their investment.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

IF WE COMPLETE A FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN SHAREHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock.  Any sale of common stock will result in dilution of equity ownership to existing shareholders.  This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding.  To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders.  Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

THERE IS NO MARKET FOR OUR COMMON STOCK, WHICH LIMITS OUR SHAREHOLDERS' ABILITY TO RESELL THEIR SHARES OR PLEDGE THEM AS COLLATERAL.

There is currently no public market for our shares, and we cannot assure you that a market for our stock will develop.  Consequently, investors may not be able to use their shares for collateral or for loans and may not be able to liquidate at a suitable price in the event of an emergency.  In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all.

IF A PUBLIC MARKET FOR OUR STOCK IS DEVELOPED, FUTURE SALES OF SHARES COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

If a public market for our stock is developed, then sales of Common Stock in the public market could adversely affect the market price of our Common Stock.  There are at present 30,000,000 shares of Common Stock issued and outstanding.

OUR STOCK IS A PENNY STOCK.  TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD’S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1” of the Securities and Exchange Commission (the “SEC”).  Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three (3) years) or U.S. $5,000,000 (if in continuous operation for less than three (3) years), or with average revenues of less than U.S. $6,000,000 for the last three (3) years.

Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.  Potential investors in our common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information,

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that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in our common shares to resell their common shares to third parties or to otherwise dispose of them.  Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

 (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Shareholders purchasing shares in this offering will experience immediate and substantial dilution, causing their investment to immediately be worth less than their purchase price.

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering. This means that if you buy stock in this offer at $0.05 per share, you will pay substantially more than our current shareholders. The amount of your immediate dilution will be $0.04089 or 81.78% from your purchase price.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations.  Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors.  Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology.  These forward-looking statements address, among others, such issues as:

•	the amount and nature of future exploration, development and other capital expenditures,

•	mining claims to be drilled,

•	future earnings and cash flow,

•	development projects,

•	exploration prospects,

•	drilling prospects,

•	development and drilling potential,

•	business strategy,

•	expansion and growth of our business and operations, and

•	our estimated financial information.

[Missing Graphic Reference]In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors".  These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

DILUTION

The common stock to be sold by the selling shareholder is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders. However, investors that purchase shares in this offering will suffer immediate and significant dilution. The difference between the public offering price per shares of common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book. Value, which is our total tangible assets less our total liabilities, divided by the number of outstanding shares of our common stock.

The level of dilution in this Offering has been increased by the relatively low book value of the Company’s issued and outstanding common stock. This is due to the 30,000,000 shares of common stock that have been issued to the Company’s officers and directors at $0.0005 per share. Please refer to the section entitled “INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS”, herein, for more information. As of December 31, 2008, our net tangible book value deficiency was $(3,329) or approximately $(.00011) per share of common stock. The sale of 15,000,000 shares of common stock included in the Offering by this prospectus will not have any effect on our pro forma net tangible book value at December 31, 2008 since we will not be receiving any of the proceeds from the sale of such shares. However, these will be an immediate dilution of $0.04089 per share or 81.78% to the new investors.

The following table illustrates the dilution to the purchaser of the common stock in this offering:

Maximum Offering
Book value per share before the Offering	$(0.00011)

Book value per share after the Offering	$(0.00011)

Net Increase per share to original shareholder	$ 0

Net decrease per share to new shareholders	$0.04089

Dilution to new shareholders (percentage)	81.7%

PLAN OF DISTRIBUTION

The selling shareholder , promptly following the effective date of the registration statement in which this prospectus is included, and on a continuous basis, will offer to sell all of hisshares of common stock on any stock exchange, market or trading facility on which the shares may be traded or in private transactions.  These sales will be at a fixed price of $0.05 per share. The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution following the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales that are not violations of the laws and regulations of any state of the United States;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale or any other lawful method.

The selling shareholder is an underwriter, within the meaning of this Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may also be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of shares may be underwriting discounts and commissions under the Securities Act. The selling shareholder, who is an “underwriter” within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act.

The selling shareholder maypledge or grant a security interest in some or all of the shares of common stock owned by him and, if he defaults to in the performance of his secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholder to include the pledgee, transferee or other successors-in-interest as selling shareholder under this prospectus.  The selling shareholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling shareholder also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling shareholder also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

[Missing Graphic Reference]The aggregate proceeds to the selling shareholder from the sale of the common stock offered by him will be the purchase price of the common stock less discounts or commissions, if any.  The selling shareholder reserves the right to accept and, together with its agents to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

The selling shareholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Each selling shareholder that is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We plan to advise the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholder and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Accordingly, the selling shareholder are not permitted to cover short sales by purchasing shares while the distribution it taking place.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  In addition, we will make copies of this prospectus available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $25,000, including, but not limited to, legal, accounting, printing and mailing fees.  The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares common stock.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholder.

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BUSINESS OF THE ISSUER

GLOSSARY OF MINING TERMS

Assaying	Laboratory examination that determines the content or proportion of a specific metal (ie: gold) contained within a sample. Technique usually involves firing/smelting.

Conglomerate
A coarse-grained clastic sedimentary rock, composed of rounded to subangular fragments larger than 2 mm in diameter (granules, pebbles, cobbles, boulders) set in a fine-grained matrix of sand or silt, and commonly cemented by calcium carbonate, iron oxide, silica, or hardened clay; the consolidated equivalent of gravel.  The rock or mineral fragments may be of varied composition and range widely in size, and are usually rounded and smoothed from transportation by water or from wave action.

Dolomite Beds	Dolomite beds are associated and interbedded with limestone, commonly representing postdepositional replacement of limestone.

Dike	A tabular igneous intrusion that cuts across the bedding or foliation of the country rock.

Exploration Stage	An “exploration stage” prospect is one which is not in either the development or production stage.

Fault
A break in the continuity of a body of rock.  It is accompanied by a movement on one side of the break or the other so that what were once parts of one continuous rock stratum or vein are now separated. The amount of displacement of the parts may range from a few inches to thousands of feet.

Feldspathic	Said of a rock or other mineral aggregate containing feldspar.

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Fold	A curve or bend of a planar structure such as rock strata, bedding planes, foliation, or cleavage

Foliation	A general term for a planar arrangement of textural or structural features in any type of rock; esp., the planar structure that results from flattening of the constituent grains of a metamorphic rock.

Formation	A distinct layer of sedimentary rock of similar composition.

Geochemistry	The study of the distribution and amounts of the chemical elements in minerals, ores, rocks, solids, water, and the atmosphere.

Gneiss
A foliated rock formed by regional metamorphism, in which bands or lens-shaped strata or bodies of rock of granular minerals alternate with bands or lens-shaped strata or bodies or rock in which minerals having flaky or elongate prismatic habits predominate.

Intrusions	Masses of igneous rock that, while molten, were forced into or between other rocks.

Mantle	The zone of the Earth below the crust and above the core.

Mapped or Geological	The recording of geologic information such as the distribution and nature of rock

Mapping	Units and the occurrence of structural features, mineral deposits, and fossil localities.

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Mineral	A naturally formed chemical element or compound having a definite chemical composition and, usually, a characteristic crystal form.

Mineralization	A natural occurrence in rocks or soil of one or more metal yielding minerals.

Mining
Mining is the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product. Exploration continues during the mining process and, in many cases, mineral reserves are expanded during the life of the mine operations as the exploration potential of the deposit is realized.

Outcrop	That part of a geologic formation or structure that appears at the surface of the earth.

Plagioclase	Any of a group of feldspars containing a mixture of sodium and calcium feldspars, distinguished by their extinction angles.

Probable Reserve
The term “probable reserve” refers to reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced.  The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

Production Stage	A “production stage” project is actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product.

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Reserve
The term “reserve” refers to that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.  Reserves must be supported by a feasibility study done to bankable standards that demonstrates the economic extraction.  (“Bankable standards” implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing.)  A reserve includes adjustments to the in-situ tonnes and grade to include diluting materials and allowances for losses that might occur when the material is mined.

Sedimentary	Formed by the deposition of sediment.

Vein	A thin, sheet like crosscutting body of hydrothermal mineralization, principally quartz.

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GENERAL OVERVIEW

Braeden Valley Mines Inc. (“we”, “us”, “our” or the “Company”) was organized under the laws of the State of Nevada on August 11, 2008 to explore gold and other mineral properties in North America.

We were formed to engage in the exploration of mineral properties for gold and other mineral properties.  We have acquired the right to explore and develop four (4) unpatented lode mining claims situated in the Northern Tuscarora Mountains of Elko County, Nevada.  We refer to these mining claims as the “New Dawn Property” or “New Dawn”.

The New Dawn Property is located within a fault-bounded wedge of upper plate Paleozoic rocks within the Tuscarora volcanic field, which is an Eocene complex covering approximately 300 square miles and located north of the major gold deposits of the Carlin trend (in the southern Tuscarora Mountains) and west of the Jerritt Canyon gold deposits (in the Independence Mountains). Mineralized Eocene (feeder?) dikes have been found in many of the mines within the Carlin trend, and the temporal and spatial correlation with Carlin-type gold mineralization suggests a genetic link. The New Dawn property contains part of an alteration zone associated with a nearby altered and locally mineralized Eocene dike. The limited data available from previous exploration in the property area indicates that this alteration zone in the lowermost unit of upper plate Paleozoic sediments contains anomalous values in gold and silver with locally high concentrations of arsenic and antimony. No resources have thus far been defined on the property.

The New Dawn property area is in the southwest corner of the Tuscarora mining district. The target concept for the New Dawn property is that alteration in upper plate Paleozoic sediments, locally associated with an Eocene porphyritic dike and with epithermal gold-arsenic dominated, Eocene-aged, precious metal mineralization, may represent the top of a mineralizing hydrothermal plume that had the potential to form a high-grade Carlin-type (e.g. Meikle) deposit within lower plate sediments at depth. It is believe that geologic, structural, stratigraphic, geochemical and geophysical studies at the New Dawn property may define such a target at a depth of 2,500 feet.

We intend to implement a two-phase work program on the property, with the second phase being contingent upon the successful completion of the first phase. It is believed that the proposed exploration program offers an opportunity to discover new Carlin-type mineralization beneath upper plate Paleozoic sediments on this property.

Phase 1 will focus on defining mineralized outflow structures with strong Au-As geochemical signatures, delineating permissive Paleozoic sedimentary units and structures, and targeting Carlin-type mineralization at a reasonable depth for drilling.

Phase 2 will drill test favorable targets.

The combined estimated expenditures of Phase 1 on the property are US $100,000; and for Phase 2 US $200,000, for a total expenditure of US $300,000.

We are an exploration stage company and we cannot provide assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is conducted and an evaluation by a professional geologist of the exploration program concludes economic feasibility.

Introduction

The New Dawn property is a gold prospect located in the northern Tuscarora Mountains in Elko County, Nevada, at the southwest edge of the Tuscarora mining district, approximately 45 miles northwest of the town of Elko. We have recently entered into a lease agreement with Altair Minerals, Inc. to explore and, if warranted, develop the New Dawn property. Altair Minerals, Inc. owns the four claims comprising the New Dawn property. The terms of this

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lease agreement provide for annual property payments, payment and recordation of annual maintenance fees to the Bureau of Land Management and to Elko County, and net smelter return royalties. The recommendations contained herein are for a two-stage exploration program to define, and then test prospective areas of alteration and gold mineralization.

Property Acquisition Details

See above.

Property Description and Location

Area and Location

The New Dawn property is located in Elko County, in the Tuscarora Mountains of north-central Nevada, at approximately 41° 17’ North Latitude, 116° 20’ West Longitude. The property is about 45 miles northwest of the town of Elko. Elko is the seat of Elko County and lies on Interstate Highway I-80 about halfway between Reno, Nevada, and the Salt Lake City, Utah. The New Dawn property area is included within the Mt. Blitzen U.S. Geological Survey (1:24,000) 7 ½ minute quadrangle topographic map. The New Dawn property is located in Section 4 of Township 39 North, Range 50 East, Mount Diablo Base and Meridian. The property is comprised of four unpatented lode mining claims, with each claim covering approximately 20 acres. There are no known environmental concerns or parks designated for any area contained within the claims.  The property has no encumbrances.  As advanced exploration proceeds, there may be bonding requirements for reclamation.

Claims and Title

The New Dawn property is comprised of the following four unpatented lode mining claims:

CLAIM NAME                                BLM Nevada Mining Claim#                                                      Elko County Document #

ND 1                                851630                                                      507219

ND 2                                851631                                                      507220

ND3                                851632                                                      507221

ND4                                851633                                                      507222

The claims were staked using a GPS unit (with <10 ft accuracy), but have not been legally surveyed. Public lands in the area of the New Dawn property are administered by the U.S. Department of Interior, Bureau of Land Management (“BLM”), under the Federal Land Policy and Management Act of 1976. All claims are subject to an annual maintenance fee  of $125.00 per claim, payable to  the BLM and due by noon September 1 of each year. In addition, an annual Notice of Intent to Hold and fee of approximately $8.50 per  claim is payable to the Elko County Recorder’s Office.

Based on an examination of Certificates of Location and Notices of Intent to Hold on file at the Elko County Recorder’s Office in Elko, Nevada, and at the BLM Nevada State Office in Reno, Nevada, these ND claims were properly recorded. Their 2009 annual maintenance fees have been paid, and the claims are now in good standing until noon September 1, 2009, at which time the 2010 annual maintenance fees are due and payable.

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The four unpatented lode mining claims comprising the New Dawn property are registered in the name of and are owned by Altair Minerals, Inc., a privately held Nevada Corporation. Braeden Valley Mines Inc. has the right to explore and, if warranted, develop the New Dawn Property under the terms of an existing lease agreement.

Environmental Liabilities

There are no open audits, shafts or deep trenches on the New Dawn Property, and thus no mining or exploration associated safety hazards exists at this time. There are no known prospect pits, and to the best of our knowledge, there are no environmental liabilities known to exist on the New Dawn Property that can be attributed to or become the responsibility of either Altair Minerals, Inc. or Braeden Valley Mines Inc. Any exploration a development project proposed under present conditions will inevitably face environmentally driven hurdles.

Permits

The BLM is responsible for the surface and subsurface mineral estate on federal lands. At the time of this writing, no Notice of Intent to Operate, no Plan of Operation has been filed with the BLM. Permitting for the proposed two phases of work on these properties is not anticipated to cause any problems or serous delays, as all of the planned work would involve physical disturbance of less than five acres or more involve a more stringent permitting process.

Accessibility, Climate, Local Resources, Infrastructure and Topography

From Reno, Nevada, access to the New Dawn property is by Interstate Freeway I-80 east for about 280 miles to Elko (Exit 301 on I-80), then north to paved State Highway 225 for about 26 miles, then northwest on paved State Highway 226, and then turning off to the west onto the county maintained gravel road SSR 18 that heads toward the historic mining town of Tuscarora. After about 6 miles this gravel road turns due south. After heading due southabout 1 mile, turn onto a secondary gravel road heading due west for about 4 miles past the Quarter Circle S Ranch and along the north side of McCann Creek. Take the west fork onto a dirt track that heads northwest and then curves to the southwest then southeast, and eventually heads south along a ridge top, passing through the New Dawn property after about 2.5 miles.

The climate in this part of Nevada is typical of the high desert country of the American southwest, with hot summers, cold winters and generally dry conditions. Temperature variations recorded for the area extend from a minimum of -40° F to a maximum of 108° F, with average temperatures of 16° F in winter and 84° F in summer (Western Regional Climate Center). This is semi-arid desert, with an average annual precipitation of 12.5 inches. Heavy snowfall can be expected in the higher ranges, but the climate should not be an impediment to mining, especially if the operations were underground. Mining at open pits elsewhere in Nevada, in roughly similar conditions, is continued year round. Physical exploration work could be conducted on the New Dawn property year round, except during early spring when the frozen ground is melting and the unimproved dirt roads become muddy and difficult to travel.

Vegetation in this part of Nevada is generally confined to grasses and sagebrush, with local stands of willows, trembling aspen and some cottonwoods in valley bottoms, and local areas with dwarf juniper and pines. The property area includes summer grazing leases for cattle from local ranches. Most of the access roads are officially designated as ranch access roads, meaning that there are few restrictions on their use. But it is imperative to respect ranchers’ rights, especially, to keep gates closed where requested to do so.

Water is relatively short supply, however there is probably sufficient water in McCann Creek for drilling, although it may be necessary to truck water if a diamond drill is employed. Grid electrical power is not available on the New Dawn property, although it does extend to the Quarter Circle S Ranch about 4 miles to the east.

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The New Dawn property is in moderately steep terrain, on a north-south trending ridge of the northern Tuscarora Mountains, with Mount Blitzen (el. 8130 ft) located about five miles to the northeast. The north-south trending ridge is between the headwaters of Berry and Lewis Creeks. Within the New Dawn property, elevations range from 7480 ft at the ridge top, sloping down to 6920 ft in the eastern gullies draining into Berry Creek, and sloping down to 7200 ft in the western gullies draining into Lewis Creek. Further to the east, Berry Creek joins McCann Creek, which eventually joins the South Fork of the Owyhee River. Further to the west, Lewis Creek joins other creeks that eventually drain into the Humboldt River.

Elko is located on the Humboldt River, which has I-80 and a transcontinental railway along its course through northern Nevada. Elko is the county seat, and has a regional airport with helicopter services available. Numerous drilling companies operate out of Elko. And in general, Elko is the service centre for large mining operations in the Carlin trend and the Jerritt Canyon district. For 2005, the Elko Field Office of the BLM reported total annual production of 3.8 million ounces of gold from 17 active gold mines, including: five mines at Jerritt Canyon (Queenstake, 0.2 M ounces); and the Midas mine (Newmont, 0.2 M ounces). Given all the mining activity in the Elko region, it is anticipated that sufficient infrastructure and manpower would be available locally to support a mining operation at the New Dawn property.

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Geological Setting

Regional Geology

The hilly terrains and the middle level plain contain crystalline hard rocks such as charnockites, granite gneiss, khondalites, leptynites, metamorphic gneisses with detached occurrences of crystalline limestone, iron ore, quartzo-feldspathic veins and basic intrusives such as dolerites and anorthosites.  Coastal zones contain sedimentary limestones, clay, laterites, heavy mineral sands and silica sands.  The hill ranges are sporadically capped with laterites and bauxites of residual nature.  Gypsum and phosphatic nodules occur as sedimentary veins in rocks of the cretaceous age.  Gypsum of secondary replacement occurs in some of the areas adjoining the foot hills of the Western Ghats.  Lignite occurs as sedimentary beds of tertiary age.  The Black Granite and other hard rocks are amenable for high polish.  These granites occur in most of the districts except the coastal area.

As described by Teal and Jackson (2002), Bonham (1986), Roberts (1986), and others, regional stratigraphic and isotopic data indicate that during the Cambrian through Early Mississippian, most of eastern Nevada was situated along a stable paleo-continental margin. During this period, a westward-thickening and deepening wedge of sediments was deposited across the paleo-continental shelf and oceanic  basin. The sedimentary facies of this Cordilleran geosynclines graded from eastern shallow water (miogeoclinal) carbonates, to deep water (eugeoclinal) fine-grained siliciclastics.
During the Late Devonian through Middle Mississippian, tectonic activity associated with the Antier orogeny resulted in large-scale uplift, folding and thrusting of the eugeoclinical siliceous rocks eastward over the miogenoclinal carbonate rocks, along the Roberts Mountain thrust fault system. The leading edge of the overriding thrust plate formed the emergent Antler highland, from which coarse siliceous clastic sediment eroding from the upper-plate was she eastward into the adjacent foreland basin.

Local terminology refers to three major Palaeozoic tectonostratigraphic rocks sequences: the eastern or carbonate autochthonous assemblage (PzZc), i.e., the lower plate rocks characterized by limestone and dolomite, with minor shale and quaztzite: the western or siliceous allochthonous assemblage (IPzs), i.e., the upper plate rocks characterized by chert and dark shale, with grey quartzite, greywacke, and minor mafic volcanic and limestone; and the overlap assemblage (uPzc), i.e., the foreland basin rocks characterized by coarser clastic flysch.

The Roberts Mountain thrust fault, the major regional structure between the upper plate IPzs and the lower plate PzZc rocks, is believed to have localized or controlled gold deposition at many mines in north-eastern Nevada exploiting Carlin-type deposits. Late Palaeozoic through Late Mesozoic compressional tectonism (the Sonoma and Sevier orogenies) resulted in local folding and subsequent erosion that exposed lower plate rocks in so-called “windows” through the Roberts Mountains thrust fault. Such windows revealing PzZc rocks outcrop in the southern Tuscarora Mountains, hosting the core Carlin trend gold deposits. To the northeast, windows of PzZc rocks host the Jerritt Canyon deposits in the Independence Mountains and host the Doby George deposit in the Bull Run Mountains. Upper plate IPzs rocks outcrop as a fault-bounded wedge in the northern Tuscarora Mountains at the

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New Dawn property, indicating the possible presence of mineralized PzZc rocks below. Foreland basin uPzc rocks comprise the Adobe Range east of the Independence Mountains.

During the Late Permian through Early Triassac Sonoma orogeny, more western facies rocks (uPzs) of the Cordilleran geosuncline were thrust eastward as the upper plate of the Golconda thrust fault; these rocks outcrop in the northern Independence Mountains. Only small amounts of Mesozoic sedimentary or volcanic (Mzr) rocks occur in eastern Nevada.

Teritiary rocks in northern Nevada include volcanic rocks ranging from silicic tuffs to basalt flows. Silicic tuffs predominate in the older, mid-Eocene to mid-Miocene. Teritiary volcanic (Tvl). The New Dawn property is located within a fault-bounced wedge of Palaeozoic IPzs rocks, within the Eocene Tuscarora volcanic field, which is included in Tvl. The Tuscarora volcanic field is a complex of Eocene coalesced calderas and strato-volcanoes that covers approximately 300 sq. miles (800 km^2). It lies just north of the Carlin trend gold deposits in the southern Tuscarora Mountains, and west of the Jerritt Canyon gold deposits in the Independence Mountains. The Tuscarora volcanic field consists of andesitic to rhyolitic tuffs  and flows that erupted from several volcanic centres; these igneous rocks intruded and locally covered sequences of upper and lower plate Palaeozoic sediments. It is believed that Eocene magmatism was the heat source that drove the Hydrothermal circulation that generated Carlin-type deposits (Henry and Boden, 1997; Henry and Ressel, 2000). Related plutons (TMzi) and dike swarms intrude the volcanics and adjacent Palaeizoic rocks. Younger, late-Miocene volcanic (Tvu) comprised mainly of basalt flows occur to the north in the Qwyhee Desert, and late-Miocene tuffaceous sediments (Ts) occur to the south, e.g., between the Independence Mountains and the Adobe Range. Quaternary alluvium (Qa) fills the Independence valley east of the Tuscarora volcanic field.

Local and Property Geology

Three of the regional rock units outcrop in the immediate vicinity of the New Dawn propery: 1) upper plate Palaeozoic rocks IPzs; 2) Tertiary volcanic Tvl; and 3) contemporaneous and younger dikes TMzi. In addition, there are unconsolidated 4) Quaternary surficial deposits Qa. As mapped by Henry and Boden (1998), these regional units are locally subdivided and described as follows:

1)           The Palaeozoic (Ordovician – Devonian) rocks are locally distinguished into a siltstone-dominated assemblage Pzs and a chert-dominated assemblage Pzc. These rocks outcrop as a fault-bounded wedge in the Tuscarora volcanic field. These are the rocks exposed at the New Dawn property, where they are strongly deformed, with folds and thrusts striking east-northeast and mostly dipping northwest.

2)           In the area of the New Dawn property, the Tertiary (Eocene) volcanic are lavas, tuffs and volcaniclastic sediments of the Pleasant Valley volcanic complex, part of the Tuscarora volcanic field. Local sources for these volcanic rocks include a probable psyclastic vent located in the upper part of Pleasant Valley volcanic complex, part of the Tuscarora volcanic field. Local sources for these volcanic rocks include a probable pyroclastic vent located in the upper part of Pleasant Valley (about 1.5 miles east of the New Dawn property), and a dacite dome located south of Lewis Creek (about 1.5 miles west of the property). The probable vent is indicated by the andesite breccias Tpx, interpreted as a proximal fallout deposit is surrounding a former vent. Pyroxene andesite lava Tpa is the most abundant volcanic rock, but it and other lava types, e.g., Tpb, and lenses of volcanistic sediments and tuffs Tps, are all complexly interlayered and discontinuous. Individual flows are 30 ft to possibly as much as 225 ft thick, with composite thickness of more than 900 ft. Platy flow banding and ramp structures are best developed in Tpa but are present in all lava types.

3)           A 1.8 mile long, discontinuous rhyolite dike Tmrf outcrops just north of the New Dawn property. This is one of numerous dikes, ranging in composition from andesite to rhyolite, that are interpreted as the last manifestation of a late Eocene (39.34 Ma) intrusive episode.

4)           Quarternary surficial deposits include: older alluvial fan deposits Qof, landslide deposits Qls, young alluvial fan deposits Qf, and channel deposits of  unconsolidated alluvium Qal.

The following descriptions of the rock units are adapted from Henry and Boden (1998). The rock units are listed from 3) the youngest down to 1) the oldest, and note that metric units are used:

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Tmrf           Finely prophyritic rhyolite                                                      A 3km long, discontinuous dike cuts Palaeozoic rocks, striking north-northeast and dipping 65-85 degrees northwest. Phenocrysts (5-25%): plagioclase (20%, <4mm), quartz (2%, 2mm), and biotite (<1%, 1mm).

Tpa           Pyroxene andesite lava                                                      Andesitic lavas that contain pyroxene as the only or nearly only mafic phenocryst are the most widespread and voluminous of the Pleasant Valley rocks. Phenocrysts (25-30%): plagioclase (20-25%, <3mm) clinopyroxene (6-7%, 1.5mm), orthopyroxene (2-3%, <1mm): a few flows contain hornblende (<<0.5%, <3mm).

Trb           Biotite-bearing andesite-dacite lava   Biotite-bearing lava flows in Pleasant Valley are mostly glassy and commonly have well-developed columnar joints, variably oriented. Phenocrysts (20-30%): plagioc;ase (18025%, <5 mm), clinopyroxene (1-3%, <2 mm), biotite (1-2%, <1.5 mm), and orthoproxene (1-2%, <1 mm).

Tps           Volcaniclastic sediments and tuffs     These rocks crop out as a relatively thick sequence underlying coarse breccias (Tpx) near the head of Pleasant Valley Creek. This sequence includes massive to poorly bedded, non-welded, prumiceous tuff containing scattered fragments of andesite up to 20 cm in diameter and, rarely, Palaezoic rocks; individual beds are 3 to about 50 cm thick. This deposit is at least 70 m thick, and the base is not exposed.

Tpx           Andesite breccia                                                          Coarse , massive to poorly stratified breccia. Clasts are dominantly glassy pyroxene andesite, pettographically similar to unit Tpa, and a few clasts similar to Tpb.

Pzc           Chert-dominated assemblage                                                        Mostly consists of thick (10 to 30 cm) to thin-bedded, commonly nodular, black to reddish brown to plate greenish grey, “glassy” to variably recrystallized chat. The chert makes resistant ridges or smooth hillsides covered by chert lag. Individual beds are separated by thin (1 cm) siltstone layers, which were squeezed out by folding in many areas. Unit also includes some thicker siltsone layers and minor sandstone and limestone, similar to rock types in Pzs, but these rarely crop out.

Pzs           Siltstone-dominated assemblage                                                                Heterogeneous assemblage dominated by finely laminated siltstone, shale or argillite, and including chert, sandstone, calcarenite, pebbly conglomerate, and limestone. Siltstone is tan to black (carbonaceours?), rarely micaceous, and locally in graded beds with fine sandstone. Chert is thin-bedded (<5 cm) and greenish grey). Sandstone is fine-grained, plana to cross-bedded, calcite- to weakly silica-cemented. Calcarenite consists of rounded calcite grains to 0.5 mm

The rock unit exposed within the boundaries of the New Dawn property is Pzs, which includes Paleozoic petroliferous (oil-bearing) carbonate (limestone) sediments interpreted as being the lowermost unit of the upper plate rocks which are immediately above the Roberts Mountain thrust. It is the immediately underlying lower plate Palaeozoic petrliferous carbonate sediments that host most of the Carlin-type deposits of the Carlin trend.

Moreover, many of these deposits are associated with altered and locally mineralized Eocene porphyritic dikes, e.g., the Meikle deposit, as is discussed in Section 9.0 (Deposit Types). Such a dike Tmrf outcrops less than 1000 ft to the north of the North of the New Dawn property; this dike is mapped as one of the “Eocene porphyritic rhyolite dikes (Beast-type dikes)” by Russel et al. (200b, p. 1419 and p. 1419):

“The Beast, lower-grade (7.3 Mt @ 0.7 g/t), disseminated Au deposit in the Carlin trend, Nevada, is a unique among Carlin-type Au deposits in having as much as 50 percent of the ore hosted by a 37.3 Ma porphyritic rhyolite dike.”

Mineralization and Alteration

Alteration can be observed on the New Dawn property in a northeast trending zone associated with the porphyritic rhyolite dike that outcrops less than 1000ft to the north. This alteration zone crosses with the ridge between the headwaters of Lewis and Berry Creeks and is approximately 8000 ft long and 1500 ft wide, and it is recognizable on Land Sat Thermatic Mapper images.

As described by Henry and Boden (1998, p. 18 and p. 20)

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“Quartz-barite veins occur along northeast-striking faults in the ridge between the headwaters of Lewis and Berry Creeks. Struhsacker (1992) reported that one vein lies in the footwall of a 65-85 degree northwest-dipping, finely porphyritic rhyolite dike (Tmrf) that cuts the Palaeozoic rocks. The dike is bleached and mildly argillized, and the vein contains as much as 2 ppm Au and 200 ppm Ag long with high As and Sb (Struhsacker, 1992).”

…

“Stuhsacker, E.M., 1992, Tuscarora project, Elko County, Nevada: Prospect Summaries: Unpublished Consulting Report for Corona Gold, 21 p. plus figures and plates.”

This mineralization is indicative of an epithermal system, which may represent the top of a hydrothermal plume of mineralizing fluids. This area, located just north of the New Dawn property, was drilled in the 1980’s and in 1996, as described in Section 6.2 (Previous Exploration and Drilling).

Deposit Types

The deposit being sought at the New Dawn property is a Carlin-type gold deposit, and especially a Meikle-type deposit, i.e., deep, higher grade, structurally controlled, and dike associated, hosted in underlying lower plate Palaeozoic sediments. This is a blind target, whose surface expression is believed to be the alteration halo in the Palaeozoic rocks of the New Dawn property. These rocks are the lowermost unit of the upper plate, and their alteration at the New Dawn property is associated with an altered and locally mineralized Eocene porphyritic rhyolite dike that outcrops to the north of the property.

Carlin-type gold deposits are among the most important being mined at present anywhere in the world. These are sedimentary rock-hosted, disseminated gold deposits, with high Au/Ag ratios, that occur mainly in moderately folded silty carbonate host rocks; the adjacent faults are sometimes intruded by Eocene porphyritic dikes, that are sericitically altered or silicified (Ressel, et al., 2000a). Total production from the Carlin trend, since the original mine began operation in 1964, has now exceeded 60 million troy ounces. Clearly, these deposits are worthwhile and attractive targets.

Carlin-type gold deposit formed the frontal zone of the Roberts Mountains thrust plate, mostly in autochthonous carbonate rocks of the lower plate, but also in allochthonous rocks of the upper plate, and in igneous rocks (mainly Eocene age feeder dikes) that cut both plates. Most of the deposits are on the flanks of domal uplifts, which are exposed as erosional windows in the thrust. These domes are structurally controlled along regional scale fracture zones, and are developed over intrusive bodies that fed overlying volcanic fields (like the Tuscarora volcanic field). It has been speculated that at the time of ore formation, the thrust plate covered the erosional windows, and being relatively impermeable, impeded the flow of ore-forming solutions upward and confined them mostly to the lower plate rocks. This combination of permeable and soluble lower plate rocks with impermeable upper plate rocks, created stratigraphic and/or structural traps, very much like the traps observed in oil and gas reservoirs. In fact, nearly all Carlin-type deposits contain appreciable amounts of pyrobitumen, the residue of failed oil reservoirs. It is now understood that deep structures acted as channel ways for solutions that both prepared the ground (by hydrothermal de-calcification or de-carbonitisation of limestones to make them more porous and permeable) and carried the gold and associated elements from source region (probably the upper mantle) to depositional site. Many of the more recently discovered deposits are deep, higher grade, and are structurally controlled (and associated with Eocene porphyritic dikes), in particular, the Meikle deposit:

“Field relations, isotopic ages, and petrographic and chemical date of dacite dikes suggest that Carlin-type Au mineralization at the Griffin and Meikle deposits is of Eocene age and Closely linked to contemporaneous igneous activity … Au mineralization at Meikle and Griffin closely followed dike intrusion.”(Ressel, et al., 2000a)

“In addition to the Beast deposit, mineralized Eocene dikes are recognized in the Betze-Post, Deep Star, Genesis, and Meikle-Griffin deposits and indicated that major gold mineralization in the Carlin trend occurred after  40 Ma, probably as a consequence of multiple Eocene intrusive  events … Eocene magmatism is considered the major

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process that drove hydrothermal circulation, which formed Carlin-type deposits of the Carlin trend.”  (Ressel, et al., 2000b)

The question then becomes where exactly to look for such blind targets; and the answer is to look in the place(s) where there is the greatest opportunity to discover these targets. The contour map of district gold endowment and regional structures of northern Nevada suggests that the most prospective area for finding such blind targets would be north of the Carlin District, e,g, the Tuscarora district. The Tuscarora district contains the New Dawn property in a fault-bounded wedge of the lowermost upper plate Palaeozoic sediments, thus the underlying prospective lower plate rocks are within reasonable distance from the surface (<2,500 ft) at the New Dawn property.

Exploration

Apart from reviewing the available scientific literature, to date Braeden Valley Mines Inc. has not carried out any exploration work on these the New Dawn property, nor on any adjacent or other properties within the district.

The results of previous exploration work on the adjacent area to the north of the property, and on areas to the east-northeast of the property, are described in Section 8 (Mineralization and Alteration).

Drilling Summary

We have not carried out any drilling on the property, nor on adjacent properties.

Sampling Method, Sample Preparation and Data Verification

During examination of the New Dawn property, several rock specimens from altered outcrop were collected. These specimens were collected for comparison purposes and to characterize the altered rocks.

No samples were collected from the New Dawn property for assaying.

No information is available to Braeden Valley Mines Inc. concerning preparation, treatment, or analytical procedures of samples collected and analyzed by or on behalf of previous workers on the adjacent property to the north and the property to the east-northeast, of the New Dawn property. It is probably fair to assume that the majority of this previous work was diligently carried out by professional persons in the employ of large and reputable consulting firms and exploration companies, utilizing the then accepted prudent methods and procedures.

Mineral Processing and Metallurgical Testing

No metallurgical test work has been conducted on the property by us.

Mineral Resource Estimate

There are at present no mineral resources defined on the New Dawn property.

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Other Relevant Data and Information

There are at present no plans for production from the subject property. All work contemplated at this time is purely of an exploration nature.

The initial stage of the proposed exploration work on the New Dawn property is largely of a preliminary nature, involving geological, structural and alteration mapping, geochemistry and geophysics. Where appropriate, reverse circulation and/or core drilling would follow such work.

Interpretation and Conclusions

The target concept the New Dawn property is as follows: Alteration in upper plate Paleozoic sediments, locally associated with an Eocene porphyritic dike and with epithermal gold-arsenic dominated, Eocene-aged, precious metal mineralization , may represent the top of a mineralizing hydrothermal plume that had the potential to form a high-grade Carlin-type (e.g. Meikle) deposit within lower plate sediments at depth.

The New Dawn property is located in the Tuscarora district, which is a prospective area about 20 miles north of the Carlin district:

“The Tuscarora mining district contains the oldest and only productive Eocene epithermal deposits in Nevada. Moreover, Tuscarora deposits are of interest because they formed contemporaneously with nearby, giant Carlin-type gold deposits. …As noted in previous studies, the hydrothermal fluids that generated the Tuscarora and other epithermal deposits could have evolved from Carlin-type fluids by boiling and mixing with meteoric water. If so, the Tuscarora deposits may represent epithermal conditions above Carlin-type deposits, and Carlin-type deposits may lie beneath the district.”

       (Castor, et al., 2003)

The Tuscarora district contains New Dawn property in a fault-bounded wedge of lowermost upper plate Palaeozoic sediments, thus the underlying prospective lower plate rocks are within reasonable distance from the surface (<2,500 ft).

Recommendations

The objective is to define a deep drilling target that may lead to the discovery of Carlin-type gold mineralization hosted in lower plate Palaeozoic sediments. It is believed that geologic, structural, stratigraphic, geochemical and  geophysical studies at the New Dawn property may define such a target at a depth of 2,500 feetWe believe the property is of sufficient merit to warrant the exploration work recommended herein. We intend to conduct exploration work on this property in two phases, with advancement to the second phase only upon successful completion of the first.

PHASE 1

1.           If possible, obtain the data collected during previous exploration campaigns from their respective operators. Establish the provenance of this data, verify it, and if suitable, digitize and transfer all available exploration data onto a base map.

2.           Carry out lithologic, structural, and alteration mapping with particular focus on the Eocene rhyolite dike and the adjacent Palaeozoic rocks.

3.           Carry out geochemical soil and rock-chip sampling. Analyses should include gold, its pathfinder elements (As, Sb, Hg, Tl), and elements associated with oilfield/basin brines (i.e., B, Br, F, l, Pb, Zn, V).

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4.           Conduct a CSAMT (Controlled Source Audio-frequency Magneto Tellurics) geophysical survey along profiles across the entire property, and if possible, on the newly staked claims.

5.           Review results of Phase 1 work, and, if warranted, select and prioritize targets for drilling.
Contingent on a review of the results of Phase 1 and approval by an independent qualified person, the project should continue to Phase 2.

PHASE 2
1.           Drill targets identified by the Phase 1 work.

2.           Sample and assay all drill core or cuttings obtained from altered rocks (both Palaeozoic and Eocene).

3.           Review results of Phase 2 work, and, where warranted, select targets for further drilling.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to conduct all mineral exploration activities in accordance with applicable regulations.  Such operations are subject to various laws governing land use, the protection of the environment, production, taxes, labor standards, occupational health, waste disposal, toxic substances, well safety and other matters.  Unfavorable amendments to current laws, regulations and permits governing operations and activities of resource exploration companies, or more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures which could result in a cessation of operations.

EMPLOYEES

At present, we have no employees.  We anticipate that we will be conducting most of our business through agreements with consultants and third parties.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus.  In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Our business plan is to proceed with the exploration of the New Dawn Property to determine whether there is a potential for gold or other minerals located on the properties that comprise the mineral claims.  We have decided to proceed with the exploration program recommended by the geological report.  We anticipate that the two phases of the recommended geological exploration program will cost approximately $100,000 and $200,000.  We had $0 in cash reserves as of December 31, 2008.  The lack of cash has kept us from conducting any exploration work on the property.

We anticipate that we will incur the following expenses over the twelve (12) month period following commencement of our exploration plans:

•	USD$100,000 in connection with the completion of Phase 1 of our recommended geological work program;

Digitizing data and transfer to base maps                                                                                                $ 5,000

Lithologic and structural mapping, sampling                                                                                                $15,000

Geochemical soil and rock chip survey, and analysis                                                                                                           $20,000

Geophysical survey (CSAMT)                                                                                     $30,000

Independent consultants, supervision, and reports                                                                                                $10,000

Contingencies                                                                                     $20,000

Total Phase 1                                                                                     $100,000

•	USD$200,000 in connection with the completion of Phase 2 of our recommended geological work program; and

Core or Reverse Circulating drilling (5000 ft)                                                                                                $150,000

Sampling and assays                                                                                     $10,000

Independent consultants, supervision, and reports                                                                                                $20,000

Contingencies                                                                                     $20,000

Total Phase 2                                                                                     $200,000

•
USD$35,000.00 for operating expenses, including advance minimum royalty payments due to Altair Minerals and professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, but excluding expenses of the offering.

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If we determine not to proceed with further exploration of our mineral claims due to a determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims.  We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration.  This means that we might offer shares of our stock to obtain an option on a property.  Once we obtain an option, we would then pursue finding the funds necessary to explore the mineral claim by one or more of the following means: engaging in an offering of our stock; engaging in borrowing; or locating a joint venture partner or partners.

RESULTS OF OPERATIONS

We have not yet earned any revenues.  We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

LIQUIDITY AND CAPITAL RESOURCES

Our cash at the end of the period on December 31, 2008 was $0.  As of December 31, 2008, our current liabilities consisted of accounts payable in the amount of $1,654 and loans from a director of $1,675. Since our inception on August 11, 2008 to the end of the period on December 31, 2008, we have incurred a loss of $10,291.  At December 31, 2008, we had an accumulated deficit of $10,291 and $4,709 in shareholders’ equity.

For the period ended December 31, 2008, net cash provided by financing activities was $16,658, which was derived from the issuance of common stock for $15,000 and a directors’ loan in the amount of $1,658.

For the period ended December 31, 2008, net cash used in the acquisition of the rights under our lease agreement related to the New Dawn Property was $8,038.  For the period ended December 31, 2008, net cash used in operating and investing activities was a deficit of $16,658.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve (12) months.  In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve (12) months.  We will need to obtain additional financing to operate our business for the next twelve (12) months.  We will raise the capital necessary to fund our business through a private placement and public offering of our common stock.  Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.  Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.  If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced.  New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock.  Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets.  The terms of any debt issued could impose restrictions on our operations.  If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

We are bearing all costs relating to the registration of the common stock, which are estimated at $25,000.  The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the Over-the-Counter Bulletin Board (“OTC.BB”).  We believe that the registration of the resale of shares on behalf of our existing shareholder may facilitate the development of a public market in our common stock if our

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common stock is approved for trading on the OTC.BB.  We have not yet determined whether we will separately register our securities under Section 12 of the 1934 Act.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Information about our Executive Officers and Directors follows:

NAME	AGE	POSITION AND TERM OF OFFICE

G. Leigh Lyons	50	President, Treasurer, Secretary and Member of the Board of Directors
E. Alejandro Vasquez	36	Member of the Board of Directors
Hilario Vanegas Guiterrez	35	Member of the Board of Directors

At present, we have one (1) Executive Officer and three members of our Board of Directors.  Our Bylaws provide for a Board of Directors ranging from one (1) to nine (9) members, with the exact number to be specified by the board.  All Directors will hold office until the next annual meeting of the stockholders following their election and until their successors have been elected and qualified.  The Board of Directors appoints Officers.  Officers will hold office until the next annual meeting of our Board of Directors following their appointment and until their successors have been appointed and qualified.

Set forth below is a brief description of the recent employment and business experience of our two (2) executive Officers and Directors:

Leigh Lyons – President, Treasurer and Secretary

Mr. Lyons joined us on August 11, 2008, as a member of the Board of Directors and as President, Secretary and Treasurer. Mr. Lyons is a United States resident and is a graduate of the AdvancedManagement Program at Harvard Business School and holds a B.A. degree in Earth Science from the University of California at Santa Cruz. From 2005 to the present, Mr. Lyons has been the President and a member of the Board of Directors of Sound Energy Advisors LLC, a private company based in Blaine, Washington, that provides corporate management and governance services to publicly-traded small cap and start-up companies. From March 10, 2006 to the present, Mr. Lyons served as CEO/President, Secretary and CFO of Radial Energy Inc.; from March 2008 to the present he has served as CEO/President, Secretary and Treasurer for GoldMountain Exploration Corp.; from July 11 to October 20, 2008, he served as CEO for New NRG, Inc.; from December 19, 2007 to February 2, 2009, he served as CEO/President, CFO and Secretary for The Custom Restaurant & Hospitality Group, Inc. (formerly known as “Outback Energy Corp.”); from December 5, 2007 to January 13, 2009, he served as President, Secretary and Treasurer for American Petro-Hunter Inc.; from December 2007 to February 6, 2008, he served as President, Secretary and Treasurer for Ameriwest Energy Corp.; and from September 15, 2005 to May 12, 2006, he served as CEO/President, Secretary, CFO/Treasurer of Digital Ecosystems Corp. (now known as PetroHunter Energy Corp.). From 2002 to 2005, Mr. Lyons served as the Chief Operating Officer and Vice President of Gas Transbolivano S.A., in Santa Cruz, Bolivia, a large natural gas transmission system expansion project. Mr. Lyons’ duties included risk management, project team supervision, planning, HSES, cost control and reporting to the Board of Directors.

Mr. Lyons also serves as a director for the following companies registered with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”): The Custom Restauraunt & Hospitality Group, Inc. (formerly known as “Outback Energy Corp.”), American Petro-Hunter, GoldMountain Exploration Corporation and Radial Energy Inc.

E. Alejandro Vasquez  – Member of the Board of Directors

Mr. Vasquez joined us in 2008, as a member of the Board of Directors. Mr. Vasquez is a Panamanian citizen. Mr. Vasquez attended Florida International University and holds a B.A. in Marketing and International Business Management. From 2006 to 2007 he was the eBusinees Marketing Coordinator for Frontiers Inc. Mr. Vasquez duties included project management, establishing the image for the company, implementing sales on the world wide web. From 2002 to 2006, he served as Marketing Specialist for Loewen Windows; from 2001 to 2002, he served in International Sale – Market Development for Loewen Windows; and from 1999 to 2001 he was an International Sales representative – Latin America for Optima Systems Inc. Mr. Vasquez does not serve as a director of any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Hilarrio Vanegas Guiterrez – Member of the Board of Directors

Mr. Guiterrez joined us in 2008, as a member of the Board of Directors. Mr. Guiterrez is a Panamanian citizen. For the past 6 years, Mr. Guiterrez served as a Manager of Agencia de Seguridad omega 270-7981, a Panamanian company located in Panama City, Panama. Mr. Vasquez’s duties includes managing all security personnel. Mr. Guiterrez does not serve as a director of any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the remuneration of our Executive Officers and Directors for the period from inception on August 11, 2008 through December 31, 2008.

NAME OF INDIVIDUAL	CAPACITIES IN WHICH REMUNERATION WAS RECEIVED	AGGREGATE REMUNERATION
G. Leigh Lyons	Executive Officer	$0
E. Alejandro Vasquez	Member of the Board of Directors	$0
Hilario Vanegas Guiterrez	Member of the Board of Directors	$0

We have no employment agreements with our Executive Officers.  We will not pay compensation to Directors for attendance at meetings.  We will reimburse Directors for reasonable expenses incurred during the course of their performance.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

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The following table lists the share ownership of persons who, as of the date of this prospectus owned of record or beneficially, directly or indirectly, more than five percent (5%) of the outstanding common stock, and our Executive Officer and Directors:

NAME AND ADDRESS OF OWNER	SHARES OWNED PRIOR TO OFFERING	SHARES TO BE OFFERED FROM SELLING SHAREHOLDER'S ACCOUNT	SHARES TO BE OWNED UPON COMPLETION OF OFFERING	PERCENTAGE OF CLASS (1)
				BEFORE OFFERING	AFTER OFFERING
G. Leigh Lyons	20,000,000	15,000,000	5,000,000	66.7%	16.7%
E. Alejandro Vasquez	5,000,000	0	5,000,000	16.7%	16.7%
Hilario Vanegas Guiterrez	5,000,000	0	5,000,000	16.7%	16.7%

(1) This table is based on 30,000,000 shares of common stock issued and outstanding as of December 31, 2008.

As of the date of this prospectus, we only have three (3) shareholders.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, other than the transaction described above, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

•	any of our Directors or Officers;

•	any nominee for election as a Director;

•	any principal security holder identified in the preceding "Security Ownership of Selling Shareholder and Management" section; or

•	any relative or spouse, or relative of such spouse, of the above referenced persons.

We issued 20,000,000 shares of common stock on August 11, 2008 to Leigh Lyons at a price of $0.0005 per share, for total proceeds of $10,000 and a member of our Board of Directors. We also sold 5 million shares to each of Brualio Vasquez and Hilario Vanegas for $0.0005 per share.  Mr. Lyons is our President, Secretary and Treasurer and Messrs. Vasquez and Vanegas are members of our Board of Directors. These shares were issued pursuant to Section 4(2) of the Securities Act.  The 30,000,000 shares of common stock are restricted shares as defined in the Securities Act.  These issuances were made to sophisticated investors.  As our promoter since our inception, Messrs. Lyons, Vasquez and Vanegas are  in a position to access the relevant and material information regarding our operations.  No underwriters were used.

SECURITIES BEING OFFERED

We are authorized to issue up to 50,000,000 shares of common stock, par value $.001 per share, and we have not authorized the issuance of preferred stock.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.  We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Subject to preferences that may be granted, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the stockholders.  We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities.  Holders of common stock have no [Missing Graphic Reference]preemptive or other subscription or conversion rights.  There are no redemption or sinking fund provisions applicable to the common stock.

TRANSFER AGENT AND REGISTRAR

Holladay Stock Transfer, Inc., 2939 N 67th Place, Suite C, Scottsdale, AZ 85251, serves as the transfer agent and registrar for our common stock.

SEC POSITION ON INDEMNIFICATION

Our bylaws provide that each of our officers and directors shall be indemnified by us against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she has been finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

The indemnification provisions of our bylaws diminish the potential rights of action, which might otherwise be available to shareholders by affording indemnification against most damages and settlement amounts paid by a director in connection with any shareholders derivative action.  However, there are no provisions limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause us to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken.  Also, because we do not presently have directors' liability insurance and because there is no assurance that we will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, we may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions.  If we are forced to bear the costs for indemnification, the value of our stock may be adversely affected.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

W. Scott Lawler of Lawler & Associates, PLC, 11622 El Camino Real, Suite 100, San Diego, CA 92130 will pass upon certain matters relating to the legality of the common stock offered hereby for us.

EXPERTS

Our financial statements as of December 31, 2008 have been audited by J. Crane CPA, P.C., as set forth in its report.  The financial statements have been included in reliance upon the authority of J. Crane CPA, P.C. as experts in accounting and auditing.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission.  We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.  For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.  Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete.  You should review the copy of such contract or document so filed.

[Missing Graphic Reference]You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549.  You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE,

Washington, D.C. 20549, at prescribed rates.  You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV

REPORTS TO STOCKHOLDERS

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC.  We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three (3) quarters of each fiscal year following the end of such fiscal quarter.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Braeden Valley Mines, Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Braeden Valley Mines, Inc. (An Exploration Stage Company) as of December 31, 2008, and the related statements of operations, stockholders’ equity and cash flows from inception on August 11, 2008 through December 31, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Braeden Valley Mines, Inc. (An Exploration Stage Company) as of December 31, 2008, and the related statements of operations, stockholders’ equity and cash flows from inception on August 11, 2008 through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $10,291, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada
March 5, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

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Braeden Valley Mines, Inc.
(An Exploration Stage Company)

Financial Statements
December 31, 2008

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Braeden Valley Mines, Inc.
(An Exploration Stage Company)
Balance Sheet
December 31, 2008

ASSETS

Mineral interests	$ 8,038

Total assets	$ 8,038

LIABILITIES and SHAREHOLDERS' EQUITY

Current
Accounts payable	$ 1,654
Note payable to related parties	1,675

Total current liabilities	3,329

STOCKHOLDERS' EQUITY

Capital stock 50,000,000 common stock authorized, $0.001 par value
30,000,000 shares outstanding	30,000
Additional paid in capital	(15,000)
Deficit accumulated during exploration stage	(10,291)

Total stockholders' equity	4,709

Total liabilities and stockholders' equity	$ 8,038

The accompanying notes are an integral part of these financial statements.

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Braeden Valley Mines, Inc.
(An Exploration Stage Company)
Statement of Operations
For the Period from August 11, 2008 [Inception] though to December 31, 2008

Period from August 11, 2008 [Inception] though to December 31, 2008

Revenue	$ -
Expenses
Interest	$ 17
General and Administrative	10,274
Provisions for income taxes	$ -
Net loss for the period	$ 10,291

Loss per share - basic and diluted	$ 0.00

Weighted Average Shares Outstanding	30,000,000

The accompanying notes are an integral part of these financial statements.

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Braeden Valley Mines, Inc.
(An Exploration Stage Company)
Statement of Stockholders' Equity
For the Period from August 11, 2008 [Inception] to December 31, 2008

			Additional Paid-In Capital	Deficit Accumulated during Exploration Stage	Total Stockholder's Equity
	Common Stock
	Shares	Amount

Balance, at inception on August 11, 2008	-	$ -	$ -	$ -	$ -
Issuance of stock for cash, Septembver 30, 2008	30,000,000	30,000	(15,000)	-	15,000
Net loss for the period from inception on August 11, 2008 through December 31, 2008	-	-	-	(10,291)	(10,291)
Balance, December 31, 2008	30,000,000	$ 30,000	$ (15,000)	$ (10,291)	$ 4,709

The accompanying notes are an integral part of these financial statements.

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Braeden Valley Mines, Inc.
(An Exploration Stage Company)
Statement of Cash Flows
For the Period from August 11, 2008 [Inception] though to December 31, 2008

Period from August 11, 2008 [Inception] though to December 31, 2008

Operating Activities
Net loss from operations	$ (10,291)
Changes in balances of assets and liabilities:
- Accrued interest	17
- accounts payable and accrued expenses	1,654

Cash Flows Used in Operating Activities	(8,620)

Investing Activities
Acquisition of mineral interest rights	(8,038)

Cash Flows Used in Investing Activities	(8,038)

Financing Activities

Proceeds from subscriptions of stock	15,000
Proceeds from related party debt	1,658

Cash Flows Provided by Financing Activities	16,658

Net increase (decrease) in cash	-

Cash, beginning of period	-

Cash, end of period	$ -

SUPPLEMENTAL CASH DISCLOSURES

Cash paid for:
Income taxes	$ -
Interest	$ -

The accompanying notes are an integral part of these financial statements.

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Braeden Valley Mines, Inc.
(An Exploration Stage Company)
Notes to Financial Statements
December 31, 2008

1.	Nature of operations and going concern

Braeden Valley Mines, Inc. (“Braeden”) was incorporated under the laws of the State of Nevada on August 11, 2008 for the purpose of acquiring and developing mineral properties.

2.	Summary of significant accounting policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.  Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

a. Cash and cash equivalents
Cash and cash equivalents are defined as cash on hand, demand deposits and short-term, highly liquid investments with an original maturity of ninety days or less.

b. Mineral interests
Mineral property acquisition costs are capitalized in accordance with Emerging Issues Task Force ("EITF") 04-2 when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met.  Through the date of these financial statements, the Company has not yet had any costs it believes have met the criteria for capitalizing under EITF 04-2.

Mineral property exploration costs are expensed as incurred. If and when it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized.

c. Loss per share
In accordance with SFAS No. 128, Earnings Per Share, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

d. Income taxes
Braeden accounts for income taxes under SFAS No. 109, Accounting for Income Taxes.  Under SFAS No.109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between their financial statement carrying amounts and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

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Braeden Valley Mines, Inc.
(An Exploration Stage Company)
Notes to Financial Statements
December 31, 2008

In July, 2006, the FASB issued FASB Interpretations No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a return. FIN 48 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties. FIN 48 became effective as of January 1, 2007 and had no impact on the Company’s consolidated financial statements.

e.	Impairment of long-lived assets
In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, the carrying value of intangible assets and other long-lived assets are reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment.  Braeden recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset.  Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.  Mineral properties accounted for using the full cost method of accounting, a method utilized by Braeden, is excluded from this requirement, but will continue to be subject to the ceiling test limitations.  There were no impairment losses in 2008.

f. Full costs method
Breaden uses the full cost method of accounting for exploration and development activities as defined by SEC Regulation S-X Rule 4-10. Under this method of accounting, the costs of unsuccessful, as well as successful, exploration and development activities are capitalized as property and equipment. This includes any internal costs that are directly related to exploration and development activities but does not include any costs related to production, general corporate overhead or similar activities. Gain or loss on the sale or other disposition of mineral properties is not recognized, unless the gain or loss would significantly alter the relationship between capitalized costs and proved reserves minerals attributable to a country. The application of the full cost method of accounting for mineral properties generally results in higher capitalized costs and higher depreciation and amortization rates compared to the successful efforts method of accounting for mineral properties.

Costs excluded
Properties and equipment include costs that are excluded from costs being depreciated or amortized. Mineral costs excluded represent investments in unproved properties and major development projects in which we own a direct interest. These unproved property costs include nonproducing leasehold, geological and geophysical costs associated with leasehold or drilling interests and exploration drilling costs. Braeden excludes these costs on a country-by-country basis until proved reserves are found or until it is determined that the costs are impaired. All costs excluded are reviewed at least quarterly to determine if impairment has occurred.

The amount of any impairment is transferred to the capitalized costs being amortized (the depletion, depreciation and amortization) or a charge is made against earnings for those international operations where a reserve base has not yet been established. Impairments transferred to the depletion, depreciation and amortization increase the depletion, depreciation and amortization rate for that country. For international operations where a reserve base has not yet been established, an impairment requiring a charge to earnings may be indicated through evaluation of drilling results, relinquishing drilling rights or other information.

At December 31, 2008, Braeden’s mineral properties were located in one geographical segment, being the United States of America.

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Braeden Valley Mines, Inc.
(An Exploration Stage Company)
Notes to Financial Statements
December 31, 2008

Ceiling test
The full cost ceiling test is an impairment test prescribed by SEC Regulation S-X Rule 4-10. Under full cost accounting rules for each cost center, capitalized costs of unproved and proved properties, less accumulated amortization and related deferred income taxes, shall not exceed an amount (the "cost ceiling") equal to the sum of (a) the present value of future net cash flows from estimated production of proved mineral reserves, based on current economic and operating condition, discounted at 10 percent, plus (b) the cost of properties not being amortized, plus (c) the lower of cost or estimated fair value of any unproved properties included in the costs being amortized, less (d) any income tax effects related to differences between the book and tax basis of the properties involved. If capitalized costs exceed this limit, the excess is charged as an impairment expense. As of December 31, 2008, total capitalized costs were $8,038, which were subject to the ceiling test for impairment.  At December 31, 2008, Braeden has reviewed these capitalized costs for impairment and determined that there was no impairment.

Amortization
Capitalized costs within a cost center amortized on the unit-of-production basis using proved mineral reserves include: (i) all capitalized costs, less accumulated amortization; (ii) the estimated future expenditures (based on current costs) to be incurred in developing proved reserves; and (iii) estimated dismantlement and abandonment costs, net of estimated salvage values.  Capitalized costs subject to amortization do not include the excluded costs as described above.

g. Stock based compensation
The Company recognizes stock based compensation expense and other forms of employee equity compensation in accordance with SFAS No. 123R, Share-Based Payment, as interpreted by SEC Staff Accounting Bulletin No. 107.

h. Recent accounting pronouncements
In June 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in computing earnings per share under the two-class method described in SFAS No. 128, “Earnings Per Share.” FSP EITF 03-6-1 is effective for the Company as of January 1, 2009 and in accordance with its requirements it will be applied retrospectively. The Company does not expect the adoption of FSP EITF 03-6-1 to have a material impact on its financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”, which identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States of America (the GAAP hierarchy).  This Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”.  The Company does not expect adoption of SFAS 162 to have a material effect on its financial statements or related disclosures.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133”.  SFAS 161 requires entities that utilize derivative instruments to provide qualitative disclosures about their objectives and strategies for using such instruments, as well as any details of credit-risk-related contingent features contained within derivatives.  SFAS 161 also requires entities to disclose additional information about the amounts and location of derivatives located within the financial statements, how the provisions of SFAS 133 has been applied, and the impact that hedges have on an entity’s financial position, financial performance, and cash flows.  SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The Company currently does not anticipate the adoption of SFAS 161 will have a material impact on the disclosures already provided.

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Braeden Valley Mines, Inc.
(An Exploration Stage Company)
Notes to Financial Statements
December 31, 2008

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations,” which revises SFAS No. 141 and changes multiple aspects of the accounting for business combinations. SFAS No. 141R requires the acquirer to recognize most identifiable assets acquired, liabilities assumed, and non-controlling interests in the acquiree at their full fair value on the acquisition date. Goodwill is to be recognized as the excess of the consideration transferred plus the fair value of the non-controlling interest over the fair values of the identifiable net assets acquired. Subsequent changes in the fair value of contingent consideration classified as a liability are to be recognized in earnings, while contingent consideration classified as equity is not to be re-measured. Costs such as transaction costs are to be excluded from acquisition accounting, generally leading to recognizing expense and additionally, restructuring costs that do not meet certain criteria at acquisition date are to be subsequently recognized as post-acquisition costs. SFAS No. 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 31, 2008. The Company is currently evaluating the impact that this issuance will have on its financial position and results of operations.

i.	Advertising
The Company has not incurred any advertising fees to date. Any advertising that is incurred in the future will be expensed as accrued.

3.	Going concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that Braeden will be able to meet its obligations and continue its operations for the next twelve months.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should Braeden be unable to continue as a going concern.  At December 31, 2008, Braeden has not yet achieved profitable operations, has accumulated losses of $10,291 since its inception, has a working capital deficiency of $3,329 and expects to incur further losses in the development of its business, all of which casts substantial doubt about Braeden’s ability to continue as a going concern.  Braeden’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Braeden expects to continue to incur substantial losses and will require substantial capital to execute its business plan and does not expect to attain profitability in the near future.  Since its inception, Braeden has funded operations through short-term borrowings and equity investments in order to meet its strategic objectives.  Braeden's future operations are dependent upon external funding and its ability to execute its business plan, realize sales and control expenses.  Management believes that sufficient funding will be available from additional borrowings and private placements to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time.  However, there can be no assurance that Braeden will be able to obtain sufficient funds to continue the development of its business operation.

4.	Financial instruments

a.	Credit risk
Braeden maintains cash deposits with financial institutions, which from time to time may exceed federally insured limits. Braeden has not experienced any losses in connection with these deposits and believes it is not exposed to any significant credit risk from cash.

b.	Fair values
Financial instruments that are subject to fair disclosure requirements are carried in the financial statements at amounts that approximate fair value and include cash, accounts payable and accrued expenses and notes payable.  Fair values are based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of risk.

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Braeden Valley Mines, Inc.
(An Exploration Stage Company)
Notes to Financial Statements
December 31, 2008

c.	Liquidity risk
Braeden is exposed to liquidity risk as its continued operations are dependent upon obtaining additional capital or achieving profitable operations to satisfy its liabilities as they come due.

5.	Mineral interest rights

On August 11, 2008, Braeden entered into an exploration and mining lease agreement with Altair Minerals, Inc. (“Altair”), and acquired an undivided interest into mining claims located in Elko County, Nevada, in consideration for the payment of advance minimum royalties, as follows:

i.	$5,000 upon the execution of the agreement, to hold the property for one year from the effective date (paid);
ii.	$10,000 on May 15, 2009;
iii.	$15,000 on May 15, 2010;
iv.	$25,000 on May 15, 2011;
v.	$25,000 on each subsequent anniversary of the effective date, so long as the agreement remains in effect.

The lease, effective May 15, 2008, is for an initial term of 15 year and shall be extended for so long as there is production of minerals from the property.

Upon commencing of production of minerals, Braeden shall pay a royalty on production to Altair equal to 4% of net smelter returns.  Braeden has the right to purchase up to 2 of the 4 royalty points, by paying Altair $1,000,000 for the first royalty percentage point, and $2,000,000 for the second royalty percentage point.

At December 31, 2008, Braeden had incurred $3,038 in deferred exploration costs associated with the preparation of a technical report and annual maintenance fees.  These costs are included in mineral interest rights on the balance sheet.

6.	Note payable from a related party

On September 30, 2008, Braeden received $1,658 pursuant to a promissory note with a related party.  The note is unsecured, bears interest at 5% per annum calculated annually and is due on demand.   At December 31, 2008, $1,675 is owing on this note, including $17 in accrued interest.

7.	Capital stock

Common stock
Braeden’s authorized capital consists of 50,000,000 shares of common stock, with par value of $0.001.

On September 30, 2008, Braeden issued 30,000,000 to two directors at $0.0005 per share, for net proceeds of $15,000.

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No dealer, salesman or any other person has been authorized to give any quotation or to make any representations in connection with the offering described herein, other than those contained in this prospectus.  If given or made, such other information or representation, must not be relied upon as having been authorized by us or by any underwriter. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________________ (90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502 of the Nevada Revised Statutes and Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.  See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 2. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses to be paid by us in connection with the securities being registered are as follows:

AMOUNT
Securities and Exchange Commission Registration Fee*	$100
Accounting Fees and Expenses	6,700
Legal Fees and Expenses	17,900
Transfer Agent and Registrar Fees and Expenses	200
Printing Expenses	0
Miscellaneous Expenses	100
Total	$25,000*

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*Estimated amount

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ITEM 3. UNDERTAKINGS.

We hereby undertake to:

          1)      File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                    i) Include any prospectus required by section 10(a)(3) of the Securities Act; and

                    ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high-end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    iii) Include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934;

          2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          3)      To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering;

          4)      That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 4. UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR

We issued 20,000,000 shares of common stock on August 11, 2008 to Leigh Lyons at a price of $0.0005 per share, for total proceeds of $10,000 and a member of our Board of Directors. We also sold 5 million shares to each of Brualio Vasquez and Hilario Vanegas for $0.0005 per share.  Mr. Lyons is our President, Secretary and Treasurer and Messrs. Vasquez and Vanegas are members of our Board of Directors. These shares were issued pursuant to Section 4(2) of the Securities Act.  The 30,000,000 shares of common stock are restricted shares as defined in the Securities Act.  These issuances were made to sophisticated investors.  As our promoter since our inception, Messrs. Lyons, Vasquez and Vanegas are  in a position to access the relevant and material information regarding our operations.  No underwriters were used.

All of the above noted securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.  All shareholders are subject to Rule 144 of the Securities Act of 1933 with respect to resale.  We relied the exemption from registration since we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, not an investment company, we had a specific business plan at the time we sold the securities, we are not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933, and the aggregate offering price was less than $1,000,000.  All of the subscribers are our directors and/or our executive officers.

ITEM 5. INDEX TO EXHIBITS.

REGULATION
S-B NUMBER	EXHIBIT

3.1	Articles of Incorporation*

3.2	Bylaws*

5.1	Legal Opinion of Lawler & Associates, PLC*

10.1	Lease Agreement for the New Dawn Property*

23.1	Consent of Auditors, Moore & Associates, Chartered

23.2	Consent of Attorney (included in Exhibit 5.1)

* Incorporated by reference to the Exhibits filed with the Registrant’s Form S-1 filed on March 17, 2009

ITEM 6. DESCRIPTION OF EXHIBITS

See item 5 above.

[Missing Graphic Reference]

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned,  on June 26, 2009.

BRAEDEN VALLEY MINES, INC.

By: ___/s/ G. Leigh lyons___________
G. Leigh Lyons
President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

BRAEDEN VALLEY MINES, INC.

By: __/s/ G. Leigh Lyons          _______                                                                           Dated:  June 26, 2009
G. Leigh Lyons
President (Principal Executive Officer) and Treasurer (Principal Accounting Officer and Member of the Board of Directors)

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